Exhibit 10.3

Term Mortgage in Favor of
Fifth Third Bank
Page
Recording Area
This Instrument Prepared by:
John V. Quinlan, Esquire
Greene Hamrick Perrey
Quinlan & Schermer, P.A.
P.O. 551
Bradenton, FL  34206
(941) 747-1871

MORTGAGE

THIS MORTGAGE DEED, executed effective this February ___, 2013, by Innovative Food Holdings, Inc., a Florida corporation whose address is 28411 Race Track Rd, Bonita Springs, Florida 34135 (herein “Mortgagor”), to Fifth Third Bank, an Ohio banking corporation, whose address is 999 Vanderbilt Beach Road, Naples, Fl  34108, (herein “Mortgagee”),

WITNESSETH, that for divers good and valuable considerations, and also in consideration of the aggregate sum named in the promissory note of even date herewith, (herein “Note”) in the principal sum of Five Hundred Forty Six Thousand and 00/100 ($546,000.00) Dollars whose maturity date is February ___, 2018 Mortgagor does hereby mortgage, pledge and hypothecate unto Mortgagee, all the certain tract of land, of which each Mortgagor is now seized and possessed, and in actual possession, situate in Lee County, State of Florida, described as follows:

SEE EXHIBIT A

(HEREIN “THE PREMISES”).

and which has been assigned Parcel Identification Number 02-48-25-B3-00400.0030 by the Lee County Property Appraiser.

TOGETHER with all buildings, structures, and other improvements now or hereafter located on, above or below the surface of the Premises, or any part or parcel thereof; and

TOGETHER with all rights, title and interest of Mortgagor in and to the minerals, soils, flowers, shrubs, crops, trees, timber and other emblements now or hereafter on the Premises or under or above the same or any part or parcel thereof; and

TOGETHER with all and singular the tenements, hereditaments, easements, and appurtenances thereunto belonging or in any wise appertaining to the Premises, whether now owned or hereafter acquired by Mortgagor, and including all gaps, gores, subsequently acquired lands, rights of ingress and egress to and from adjoining property (whether such rights now exist or subsequently arise) together with any reversion or reversions, remainder or remainders, rents, issues and profits thereof; and

TOGETHER with all machinery, apparatus, equipment, fittings, fixtures, affixed or constructively attached to the Premises and including all trade, domestic and ornament fixtures, now or hereafter located in, upon or under the Premises and used or usable in connection with any present or future operation of the Premises and now owned or hereafter acquired by Mortgagor (herein the “Equipment”), including, but without limiting the generality of the foregoing, all heating, air conditioning, freezing, lighting, laundry, incinerating and power equipment; engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, and communications apparatus, boilers, ranges, furnaces, oil burners, or  units thereof, appliances, vacuum cleaning systems, elevators, escalators, shades, awnings, screens, storm doors and windows; stoves, wall beds, refrigerators, attached cabinets, partitions, ducts, and compressors, rugs and carpets, draperies, furniture and furnishings together with all building materials and equipment now or hereafter delivered to the land, and any deposits for taxes and assessments, or any other sums to be paid by Mortgagor hereunder, or under the Loan Agreement of even date, as the same may be amended and/or restated from time to time (herein “Loan Agreement” (capitalized terms not otherwise defined in this Mortgage shall have the definitions ascribed to them under the Loan Agreement)) or any other instrument securing the Note.

Term Mortgage in Favor of
Fifth Third Bank

Recording Area

TOGETHER with Mortgagor’s interest as lessor in and to any and all leases of the Premises, or any part thereof, heretofore made and entered into, and in and to all leases hereafter made and entered into by Mortgagor during the life of this Mortgage or any extension or renewal hereof, together with any and all guarantees thereof and including all present and future security deposits and advance rentals reserving to Mortgagor its equity of redemption rights herein provided and hereby intending that in case of foreclosure sale, the lessor’s interest in any such leases then in force shall, upon expiration of Mortgagor’s right of redemption, pass to the purchaser at such sale as a part of the Premises; subject to election by the purchaser to terminate or enforce any of such leases hereafter made; and

TOGETHER with any and all awards or payments, including interest thereon, and the right to receive the same, as a result of (a) the exercise of the right of eminent domain, (b) the alteration of the grade of any street, or (c) any other injury to, taking of, or decrease in the value of, the Premises to the extent of all amounts which may be secured by this Mortgage at the date of receipt of any such award or payment by Mortgagee and of the reasonable attorney’s fees, costs and disbursements incurred by Mortgagee in connection with the collection of such award or payment; and

TOGETHER with all of the right, title and interest of Mortgagor in and to all unearned premiums accrued, accruing or to accrue under any and all insurance policies now or hereafter provided pursuant to the terms of this Mortgage, and all proceeds or sums payable for the loss of or damage to (a) any property encumbered hereby, or (b) rents, revenues, income, profits, or proceeds from franchises, concessions or licenses of or on any part of the Premises.

TO HAVE AND TO HOLD, the same, unto Mortgagee pursuant to the terms hereof.

AND Mortgagor does covenant with Mortgagee that Mortgagor is indefeasibly seized of the Premises in fee simple as to all of the Premises; that Mortgagor has full power and lawful right to encumber the Premises as aforesaid; that it shall be lawful for Mortgagee at all times peaceably and quietly to enter upon, hold, occupy and enjoy the Premises; that other than the Permitted Encumbrances, the Premises is free from all encumbrances; that Mortgagor will make such further assurances to perfect the fee simple title to the Premises in Mortgagee as may reasonably be required; and that Mortgagor does hereby fully warrant the title to the Premises and will defend the same against the lawful claims of all persons whomsoever.

Term Mortgage in Favor of
Fifth Third Bank

Recording Area

PROVIDED ALWAYS that if Mortgagor shall cause to be paid unto Mortgagee the indebtedness described in the Note, including all renewals, extensions and modifications thereto, and shall perform, comply with and abide by each and every the stipulations, agreements, conditions and covenants of the Note, this Mortgage and the Loan Documents as defined in the Loan Agreement, then this Mortgage and the estate hereby created shall cease and be null and void.

AND Mortgagor hereby covenants and agrees:

1. To comply with all of the provisions of the Note, this Mortgage, the Loan Agreement, and every other instrument securing the Note, and will cause to be paid all and singular the principal and interest and other sums of money payable by virtue of the obligations described in the Note, this Mortgage, the Loan Agreement, or any of them, promptly on the days respectively the same severally come due.

2. To pay all and singular the taxes, assessments, levies, liabilities, obligations and encumbrances of every nature on said Premises prior to any delinquency, and if the same not be paid prior to delinquency, Mortgagee may at any time pay the same without waiving or affecting the option to foreclose or any right hereunder, and every payment so made shall bear interest from the date thereof at the Default Rate as provided in the Loan Agreement and be secured by the lien of this Mortgage.

3. To pay all and singular the costs, charges and expenses including attorney’s fees, reasonably incurred or paid at any time by Mortgagee because of the failure on the part of Mortgagor to perform, comply with and abide by each and every the stipulations, conditions and covenants of the Note, Mortgage or the Loan Agreement, or any of them, and every such payment shall bear interest from date at the Default Rate as provided in the Loan Agreement and be secured by the lien of this Mortgage.

4. Mortgagor shall keep the building and improvements now or hereafter on the Premises (“Improvements”) and articles of personal property covered by this Mortgage insured against losses normally covered by fire and windstorm, with extended coverage, and such other hazards as may be from time to time required by Mortgagee, in such form and amounts and in a company or companies to be approved by Mortgagee.  Copies of all such policies or certificates of insurance therefore, shall be deposited with Mortgagee with premiums fully prepaid.  All policies of insurance which insure against any loss or damage to the Premises shall provide for loss payable to Mortgagee, without contribution by Mortgagee pursuant to a Mortgagee clause satisfactory to Mortgagee.  In the absence of specific directions from Mortgagee, insurance required herein for fire and extended coverage and other loss shall not be less than such amount as may be required to prevent Mortgagor from becoming co-insurer under the terms of the applicable policy, or in the amount of the indebtedness described in each Note, whichever is greater.   Mortgagor agrees in the event of any loss under any policy of insurance, that the proceeds shall be paid directly to Mortgagee and Mortgagee may, in its sole discretion, apply the amount so collected or any part thereof, on the indebtedness of the Note in whatever manner Mortgagee may deem advisable or toward the repair or restoration of the damaged Improvements, or any portion thereof.  In case Mortgagor fails so to insure the Improvements as herein agreed, after ten (10) days’ notice to Mortgagor, the Mortgagee is hereby authorized to (but is not obliged to) procure and pay for such fire or other insurance; and every payment shall bear interest from the date thereof at the Default Rate as provided in the Loan Agreement and shall be secured by the lien of this Mortgage.  At any time during the term of the loan evidenced by each Note, should the Improvements, or any part thereof, be or become located in an area designated by the Director of the Federal Emergency Management Agency, or any successor agency, as a special flood area, Mortgagor shall obtain and maintain flood insurance, to the extent such insurance is required by regulation and is or becomes available, for the term of such loan, and for the full unpaid principal balance of the Note or the maximum limit of coverage that is available, which ever is less.  Mortgagor will exhibit or deliver such policies, or appropriate certificates therefore, to Mortgagee and provide appropriate clauses in the insurance policies indicating Mortgagee’s status as a co-insured under the policy as Mortgagee’s interest may appear.  Mortgagor will reimburse Mortgagee for all costs incurred by Mortgagee to determine the flood hazard status, including fees and costs for life of loan monitoring services.

Term Mortgage in Favor of
Fifth Third Bank

Recording Area

Notwithstanding the foregoing, Mortgagee shall make the insurance proceeds available to Mortgagor for reconstruction of the improvements to the Premises provided the following conditions are met:

a.  No default exists and no fact exists that could, with the passage of time, constitute a default under the Note or this Mortgage;

b.  Mortgagee reasonably determines that the cost to repair and restore the Improvements will not exceed fifty percent (50%) of the outstanding principal balance of the indebtedness secured hereby;

c.  Mortgagee reasonably determines that the improvements to the Premises may be repaired and restored before the maturity date of the Note (as that maturity date may be extended from time to time);

d.  Mortgagee reasonably determines that the governmental regulations applicable to the Premises at the time of repair and restoration of the Improvements will permit the Improvements to be repaired and restored substantially to the condition existing before the damage occurred without the requirement that the Mortgagor first obtain a variance;

e.  Mortgagor provides Mortgagee with evidence satisfactory to Mortgagee that there are sufficient funds from the insurance proceeds and from Mortgagor’s other funds (if needed) to repair and restore the Improvements and to pay all expenses of operating the Premises, including all payments required under the Note or this Mortgage during the period of repair and restoration;

Term Mortgage in Favor of
Fifth Third Bank

Recording Area

f.  Mortgagor provides Mortgagee with evidence satisfactory to Mortgagee that all parties having an existing or expected interest in the Premises (tenants, potential purchasers, contract parties for materials and services, and the like) will continue their contractual arrangements with Mortgagor under the terms of their respective contracts during the repair and restoration and, if necessary, they will extend the dates for performance in their respective contracts by the time necessary to complete the repair and restoration;

g.  Mortgagor provides Mortgagee with evidence satisfactory to Mortgagee that all parties having management or franchise interests in and arrangements concerning the Premises will continue their respective contractual arrangements with Mortgagor during and following the repair and restoration; and

h.  Mortgagor provides Mortgagee with all assurances Mortgagee may reasonably require that Mortgagee will not incur liability to any other person as a result of applying the insurance proceeds to the repair and restoration of the Improvements.

           Mortgagee shall hold the net insurance proceeds and make the net insurance proceeds available to Mortgagor, during the period of restoration of the Improvements subject to Mortgagee’s reasonable requirements.

If one or more of the conditions set forth in subparagraphs (a) through (h) above are not met, at its option, Mortgagee may apply the insurance proceeds to the reduction of all sums secured by this Mortgage, whether or not due, in any order Mortgagee chooses, or Mortgagee may apply the insurance proceeds to the restoration of the Improvements.  If Mortgagee makes the proceeds available to Mortgagor for the repair and restoration of the Improvements, Mortgagee may impose such terms and conditions as Mortgagee may reasonably consider advisable to assure the quality of the restoration and the proper application of the insurance proceeds to the costs of restoration.  Mortgagee’s application of the insurance proceeds to the reduction of all sums secured by this Mortgage shall not obligate Mortgagee to release any portion of the Premises from the lien and operation of this Mortgage.  In any event, Mortgagee is not responsible to Mortgagor for any failure to collect insurance proceeds.

5. Not to permit, commit or suffer any waste, impairment or deterioration of the Premises or any part thereof.

6. To perform, comply with and abide by each and every the stipulations, agreements, conditions and covenants in the Note, this Mortgage and the Loan Agreement.

7.  Mortgagor agrees to indemnify, defend, and hold Mortgagee harmless from and against any loss to Mortgagee, including without limitation attorneys fees, incurred by Mortgagee as a result of past, present or future failure by Mortgagor to comply with local, State and Federal laws and permits regulating the use, handling, storage, transportation, or disposal of hazardous materials, toxic materials, or other environmentally regulated materials.  Mortgagee, at its option, may obtain, at Mortgagor’s expense, a report from a reputable environmental consultant of Mortgagee’s choice as to whether the Premises and the improvements have been or presently are being used for the handling, storage, transportation, or disposal of hazardous or toxic materials.  If the report indicates a past or present condition, use, handling, storage, transportation, or disposal of hazardous materials in violation of local, State and Federal laws or any permit, Mortgagee may require that all violations thereto be corrected and/or that Mortgagor obtain all necessary environmental permits therefor.

Term Mortgage in Favor of
Fifth Third Bank

Recording Area

In connection therewith, Mortgagor warrants and represents to Mortgagee, after Mortgagor’s appropriate inquiry and investigation that:  (a) while Mortgagee has any interest in or lien on the Premises, the Premises described herein is and at all times hereafter will continue to be in full compliance with all federal, state and local environmental laws, regulations, and ordinances, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), Public Law No. 96-510, 94 Stat. 2767, 42 USC 9601 et seq, and the Superfund Amendments and Reauthorization Act of 1986 (SARA), Public Law No. 99-499, 100 Stat. 1613; as such acts may be amended from time to time, and (b)(i) as of the date hereof there are no hazardous materials, substances, wastes or other environmentally regulated substances (including without limitation, any materials containing asbestos) located on, in or under the Premises or used in connection therewith in violation of applicable laws; or (ii) Mortgagor has fully disclosed to Mortgagee the existence, extent and nature of any such hazardous materials, substances, wastes or other environmentally regulated substances, which Mortgagor is legally authorized and empowered to maintain on, in or under the Premises or use in connection therewith, and Mortgagor has obtained and will maintain all licenses, permits and approvals required with respect thereto, and is in full compliance with all of the terms, conditions and requirements of such licenses, permits and approvals.  Mortgagor further warrants and represents that it will promptly notify Mortgagee of any change in the nature or extent of any hazardous materials, substances or wastes maintained on, in or under the Premises or used in connection therewith, and will transmit to Mortgagee copies of any citations, orders, notices or other material governmental or other communication received with respect to any other hazardous materials, substances, wastes or other environmentally regulated substances affecting the Premises.

Mortgagor shall indemnify and hold Mortgagee harmless from and against any and all damages, penalties, fines, claims, liens, suits, liabilities, costs (including clean-up costs), judgments and expenses (including attorneys’, consultants’ or experts’ fees and expenses) of every kind and nature suffered by or asserted against Mortgagee as a direct or indirect result of: (i) any warranty or representation made by Mortgagor in the preceding paragraph being false or untrue in any material respect; or (ii) any requirement under any law, regulation or ordinance, local, state or federal, which requires the elimination or removal of any hazardous materials, substances, wastes or other environmentally regulated substances from the Premises.  Mortgagor’s obligations hereunder to Mortgagee shall not be limited to any extent by the term of the Note secured hereby, and, as to any act, occurrence, or claim made prior to payment in full and satisfaction of the Note which gives rise to liability hereunder, Mortgagor’s obligations hereunder shall continue, survive and remain in full force and effect notwithstanding payment in full and satisfaction of the Note and this Mortgage or foreclosure under this Mortgage, or delivery of a deed in lieu of foreclosure.  In the event of any default under this Mortgage, Mortgagee may conduct such inspections of the Premises as Mortgagee deems appropriate to insure compliance with this Mortgage and Mortgagor shall hold Mortgagee harmless from all costs associated with such inspections and shall grant Mortgagee or its agents full access to the Premises to conduct such investigations.

Term Mortgage in Favor of
Fifth Third Bank

Recording Area

Any funds advanced pursuant to the provisions of this Section 7 shall, at Mortgagee’s option be secured by the lien of this Mortgage.

8.            Mortgagor shall be in default under this Mortgage upon the occurrence of any one of the following defaults and the expiration of any applicable notice and cure rights granted under the Loan Agreement:

a. Any federal or state tax lien or claim of lien for labor or material is filed of record against Mortgagor or the Premises and not removed by payment or bond within thirty (30) days from date of recording.

b. Mortgagor’s initiating, joining in or consenting to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the uses which may be made of the Premises or any part thereof without prior written consent of Mortgagee.

c. Any breach of any covenant, warranty or material untruth of any representation of Mortgagor contained in the Note, this Mortgage, the Loan Agreement, any commitment letter issued by Mortgagee in favor of Mortgagor, or any other instrument securing the Note.

d. Mortgagor permitting any voluntary security liens or security interests, to be created and remain outstanding upon any of the Premises for forty five (45) days or more.

e. Any claim of priority to this Mortgage by title, lien or otherwise is asserted in any legal, administrative or equitable proceeding which remains undischarged for more than forty five (45) days.

f. Sale or transfer of all or any part of the Premises, or any interest therein.

g.  any other Event of Default by Mortgagor under the Loan Agreement.

9. If any of said sums of money due under the Note not be promptly and fully paid when the same severally become due and payable, or if each and every the stipulations, agreements, conditions and covenants of the Note, the Loan Agreement, this Mortgage or any of them, are not duly performed, complied with and abided by, including but not limited to the defaults set forth in paragraph 8 above, the said aggregate sum mentioned in the Note then remaining unpaid shall become due and payable forthwith or thereafter at the option of Mortgagee as fully and completely as if the said aggregate sum then outstanding was originally stipulated to be paid on such day, anything in the Note or herein to the contrary notwithstanding.

Term Mortgage in Favor of
Fifth Third Bank

Recording Area

10.  Mortgagee may, at any time while a suit is pending to foreclose or to reform this Mortgage or to enforce any claims arising hereunder, apply to the court having jurisdiction thereof for the appointment of a receiver, and such court shall forthwith appoint a receiver of the Premises and all other property covered hereby, including all and singular the income, profits, rents, issues and revenues from whatever source derived, and such receiver shall have all the broad and effective functions and powers in anywise entrusted by a court to a receiver and such appointment shall be made by such court as an admitted equity and a matter of absolute right to Mortgagee, and without reference to the adequacy or inadequacy of the value of the Premises mortgaged or to the solvency or insolvency of Mortgagor or the defendants, and such income, profits, rents, issues and revenues shall be applied by such receiver according to the lien of this Mortgage and the practice of such court.

11. Failure by Mortgagee to exercise any of the rights or options herein provided shall not constitute a waiver of any rights or options under the Note or this Mortgage accrued or thereafter accruing.

12. This Mortgage shall secure not only the existing indebtedness above-described, but such future advances (which shall be optional with Mortgagee and of such interest rates, maturities, amounts and in such form as Mortgagee may require) as may be made by Mortgagee in its sole discretion to Mortgagor, Mortgagor’s nominee, or Mortgagor’s successors in title, within twenty (20) years from date hereof and prior to the release or satisfaction of this Mortgage, to the same extent as if such future advances were made upon the execution and delivery hereof, although there may be no indebtedness outstanding at the time any advance is made.  The total amount of indebtedness may decrease or increase from time to time, provided the total unpaid balance so secured at any one time may not exceed $7,000,000.00, plus interest thereon, and any disbursements made for payment of taxes, levies or insurance on the Premises hereby encumbered, with interest on such disbursements.

13. In the event of foreclosure of this Mortgage or a transfer of title to the Premises in lieu of foreclosure, all right, title and interest of Mortgagor in and to the Equipment, any insurance policies then in force, and all deposits and all advance payment for utility service of any kind or nature, heretofore or hereafter deposited by Mortgagor for such utility service in connection with the operation of the Premises, will pass to the purchaser or grantee.

14. To the extent permitted by law, Mortgagor on its own behalf and on behalf of its successors and assigns, hereby expressly waives all rights to require a marshalling of assets by Mortgagee or to require Mortgagee, upon a foreclosure, to first resort to the sale of any portion of the Premises which might have been retained by Mortgagor before foreclosing upon and selling any other portion as may be conveyed by Mortgagor subject to this Mortgage.

Term Mortgage in Favor of
Fifth Third Bank

Recording Area

15. Mortgagor agrees that it shall not have the authority to sell, grant options to purchase, convey or otherwise transfer any interest in the Premises, or to grant any subordinate mortgages or encumbrances thereon, without the prior written consent of Mortgagee, and if Mortgagor shall sell, grant options to purchase, convey or transfer or encumber any interest in all or any part of the Premises, or furnish any notice of limitation of future advance under this Mortgage, then same shall constitute a default hereunder and Mortgagee may, at its option, accelerate all sums due hereunder to full and immediate maturity.

16.  Mortgagor covenants and agrees that Mortgagee may obtain an appraisal of the Premises when required by the regulations of the Federal Reserve Board or the Office of the Comptroller of the Currency, State Department of Finance, Division of Banking, or other regulatory agency, or upon default by Mortgagor under this Mortgage or the Loan Agreement, whether or not Mortgagee elects to accelerate the indebtedness secured hereunder. Such appraisals shall be performed by an independent third party appraiser selected by Mortgagee.  The cost of such appraisal shall be borne by Mortgagor.  If requested by Mortgagee, Mortgagor shall execute an engagement letter addressed to the appraiser selected by Mortgagee.  Mortgagor’s failure or refusal to sign such an engagement letter however shall not impair Mortgagee’s right to obtain such an appraisal.  Mortgagor agrees to pay the cost of such appraisal within ten (10) days after receiving an invoice for such appraisal and such cost shall be secured by the lien of this Mortgage.

17.  This Mortgage will be governed by and interpreted in accordance with federal law and the laws of the State of Florida.  If any provision of this Mortgage or any other Loan Document or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of the instrument in which such provision is contained, nor the application of the provision to other persons, entities or circumstances, nor any other instrument referred to hereinabove shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

18. As used in this Mortgage and all Loan Documents, attorney’s fees shall include, but not be limited to, fees of attorneys, paralegal staff and legal assistants incurred in all matters of collection and enforcement, construction and interpretation, before, during and after suit, including trial proceedings and appeals, as well as appearances in connection with bankruptcy proceedings, or creditors’ reorganization or arrangement proceedings.

19. This instrument also serves as a Security Agreement and creates a security interest in favor of Mortgagee under the Florida Uniform Commercial Code (UCC) with respect to all of the Premises to which the UCC is applicable.  Mortgagee shall have all rights, privileges and remedies, including notice, of a secured party under the UCC, without limitation upon or in derogation of the rights and remedies created under and accorded Mortgagee by this Mortgage, it being understood that the rights and remedies of Mortgagee under the UCC shall be cumulative and in addition to all other rights and remedies of Mortgagee arising under the common law or any other laws of the State of Florida or of any other jurisdiction.  On demand Mortgagor shall promptly pay all costs and expenses of filing statements, continuation statements, partial releases, and termination statements deemed necessary or appropriate by Mortgagee to establish and maintain the validity and priority of the security interest of Mortgagee.  If notice is required under the Mortgage and the UCC, then such requirement of notice shall be reasonably met, if such notice is mailed postage prepaid to Mortgagor at the address for Mortgagor shown on the records of Mortgagee at least five days in advance of the sale, or disposition, or other event for which notice is required.

Term Mortgage in Favor of
Fifth Third Bank

Recording Area

20. Time is of the essence hereof.  The term “Note” shall include all notes described herein and all other notes which this Mortgage may secure.  “Mortgagor” and “Mortgagee” shall include the singular or the plural, and the masculine shall include the feminine or the neuter, as the context requires.

IN WITNESS WHEREOF, the parties have executed or caused theses presents to be executed the day and year first above written.

Signed Sealed and Delivered
In the Presence of:                                                                               Innovative Food Holdings, Inc.,
a Florida corporation

_____________________________                                            By: _____________________________
Witness                                                                                                 Justin Wiernasz, its President
Print Name: ____________________

_____________________________
Witness
Print Name:  ___________________

STATE OF FLORIDA
COUNTY OF       ____________

The foregoing instrument was acknowledged before me this __________________, 2013 by Justin Wiernasz, the President of Innovative Food Holdings, Inc., a Florida corporation, on behalf of the corporation.

____________________________________________________
 (Signature of Notary Public - State of Florida)

____________________________________________________
(Print, Type, or Stamp Commissioned Name of Notary Public)
Personally Known ❒ or Produced Identification ❒
Type of Identification Produced _____________________________

Term Mortgage in Favor of
Fifth Third Bank

Recording Area

Exhibit “A”

Lot 3 of GREYHOUND COMMERCE PARK, according to the plat thereof as recorded in Plat Book 66, Page 21, of the Public Records of Lee County, Florida.